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                                                                    EXHIBIT 3.86

                            J. DAVID SMITH, M.D, P.C.

                            ARTICLES OF INCORPORATION

                                    ARTICLE I

          The name of the corporation is J. David Smith, M.D., P.C.

                                   ARTICLE II

          The number of shares the corporation is authorized to issue is 1,000 shares of no par value common stock.

                                   ARTICLE III

          The Corporation is formed for the purpose of the practice of the profession of Pathology. The Corporation elects to be governed by Chapter 7 of Title 14 of the Official Code of Georgia Annotated, known as the Georgia Professional Corporation Act.

                                   ARTICLE IV

          The provisions of Official Code of Georgia Annotated Sections 14-7-5, relating to restrictions regarding the stock in professional corporations, apply to this Corporation.

                                    ARTICLE V

          The Directors are authorized to take all necessary steps after the corporation begins its existence, if it is determined to be in the best interest of the corporation, to make elections: (i) to be taxed as a small business corporation under Subchapter S of the Internal Revenue Code of 1986, and the corresponding Georgia statute; and (2) to qualify for any other favorable treatment under the Internal Revenue Code of 1986 and the corresponding Georgia law.

                                   ARTICLE VI

          The street address of the initial registered office of the corporation is Department of Pathology, 3500 Walton Way, Augusta, Richmond County, Georgia and the initial registered agent at such address is J. David Smith, M.D.

                                   ARTICLE VII

          The name and address of the incorporator is William F. Hammond, Hull, Towill, Norman, Barrett & Salley, P.0. Box 1564, Richmond County, Augusta, Georgia 30903-1564.

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                                  ARTICLE VIII

          The mailing address of the initial principal office of the corporation is Department of Pathology, 3500 Walton Way, Augusta, Richmond County, Georgia 30901.

          IN WITNESS WHEREOF, the undersigned executes these articles of incorporation for J. DAVID SMITH M.D., P.C.

                                                /s/ William F. Hammond
                                                --------------------------------
                                                William F. Hammond, Incorporator

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                              ARTICLES OF AMENDMENT

                                       OF

                           J. DAVID SMITH, M.D., P.C,
                      (A GEORGIA PROFESSIONAL CORPORATION)

                                    ARTICLE I

     The name of the corporation is "J. DAVID SMITH, M.D., P.C" (the "Corporation").

                                    ARTICLE II

     Article I of the Articles of Incorporation is amended to state as follows:

           The name of the Corporation is "J. DAVID SMITH, M.D., INC."

                                   ARTICLE III

     Article III of the Articles of Incorporation is amended to state as follows:

     The Corporation shall be governed by the Georgia Business Corporation Code.


                                   ARTICLE IV

     Article IV of the Articles of Incorporation is deleted in its entirety.

                                    ARTICLE V

     Pursuant to Section 14-2-1003 of the Official Code of Georgia, each amendment described above has been duly adopted and approved by the Board of Directors and the Shareholder of the Corporation as of the date of filing of these Articles of Amendment.

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                                   ARTICLE VI

     The changes made by these Articles of Amendment shall be effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Georgia,

                                   ARTICLE VII

     A request for publication of a notice of intent to file articles of amendment which change the name of the Corporation and payment therefor have been made as required by Section 14-2-1006.1(b) of the Official Code of Georgia.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned this 2nd day of December, 2002.

                                           DAVID SMITH, M.D., P.C.

                                           /s/ J. David Smith
                                           -------------------------------
                                           By: J. David Smith, M.D.
                                           As its: President



                                                   SECRETARY OF STATE

                                                    2002 DEC-4 P 1:12

                                                  CORPORATIONS DIVISION